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                          PHP HEALTHCARE CORPORATION


                                                                    Exhibit 15.1



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:  PHP Healthcare Corporation, Registrations on Form S-3 and on Form S-8


We are aware that our report dated March 17, 1998, on our review of interim financial information of PHP Healthcare Corporation and consolidated subsidiaries as of January 31, 1998, and for the three month and nine month periods ended January 31, 1998 and 1997, and included in the Company's quarterly report on Form 10-Q for the quarter ended January 31, 1998, is incorporated by reference in Registration Statement No. 33-301101 on Form S-3, in Registration Statement No. 33-41577 on Form S-8 and in Registration Statement No. 33-47093 on Form S-8. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the prospectus and registration statement prepared or certified by us within the meaning of Section 7 and 11 of that Act.



                                              Coopers & Lybrand L.L.P.



Washington, D.C.
March 17, 1998